                                                                    Exhibit 11
                                                                    Page 1 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                       Quarter ended June 30,
                                                     ----------------------------
Primary:                                                 1995            1994
                                                     ------------    ------------
Net income                                           $     47,466    $     43,393
Less:  Preferred stock dividends                             (281)           (281)
                                                     ------------    ------------
                                                     $     47,185    $     43,112
                                                     ============    ============

Weighted average common shares outstanding
  before common equivalents                                86,562          84,788
Common equivalent stock options                             1,904           1,752
                                                     ------------    ------------
                                                           88,466          86,540
                                                     ============    ============

Net income per share (dollars)                       $       0.54    $       0.50
                                                     ============    ============

                                       Quarter ended June 30,
                       ---------------------------------------------------------
                                  1995                          1994
                       ---------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  88,466   $     47,185         86,540    $     43,112

                       ------------   ------------   ------------    ------------
                             88,466   $     47,185         86,540    $     43,112
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.54                   $       0.50
                                      ============                   ============

                                                                    Exhibit 11
                                                                    Page 2 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                           Six months ended
                                                                June 30,
                                                     ----------------------------
Primary:                                                 1995            1994
                                                     ------------    ------------
Net income                                           $     68,973    $     60,603
Less:  Preferred stock dividends                             (562)           (561)
                                                     ------------    ------------
                                                     $     68,411    $     60,042
                                                     ============    ============
Weighted average common shares outstanding
  before common equivalents                                86,355          84,612
Common equivalent stock options                             1,876           1,676
                                                     ------------    ------------
                                                           88,211          86,288
                                                     ============    ============

Net income per share (dollars)                       $       0.78    $       0.70
                                                     ============    ============

                                        Six months ended June 30,
                        ---------------------------------------------------------
                                   1995                           1994
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  88,211   $     68,411         86,288    $     60,042
Common equivalent
  stock options                  84
                       ------------   ------------   ------------    ------------
                             88,295   $     68,411         86,288    $     60,042
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.77                   $       0.70
                                      ============                   ============